UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

Item 1: On February 5, 2020, Driver delivered the following message via email to subscribers of renovatemybank.com:

What’s Wrong With This Picture?

Part 3--Get To Know Your Directors:  Ms. Kathyrn Burkey

February 5, 2020

Fellow Shareholders,

How well do you know First United’s Board of Directors (the “Board”)? Let’s discuss. First up: Kathryn Burkey.

Ms. Burkey has served on the Board for a long time

Ms. Burkey joined the Board on July 20, 2005 and has been a director for more than fourteen and a half years.  When Ms. Burkey joined the Board, Alan Greenspan was still Fed Chair and the iPhone had not yet been introduced.

Surprisingly, Ms. Burkey is not First United’s longest serving director—that “honor” goes to Robert Kurtz, who has been on the Board for close to thirty years—nor is the length of her tenure remarkable relative to the rest of First United’s directors.  Indeed, the average tenure of a Board member is fifteen and a half years.  By contrast, the average tenure of a member of JP Morgan’s board is less than ten years.

Shareholders have not done that well relative to peers while Ms. Burkey has been a director . . .

From the time that Ms. Burkey joined the Board in 2005 until the day before Driver first publicly called for a sale of First United,[1] First United’s common stock has generated a total shareholder return (“TSR”) of only 5.33%.[2]  During that same period, the TSR for the SNL U.S. Bank $1B-$5B Index was 46.21%, more than eight times the TSR for First United.

. . . until Driver started pushing for the Board to consider a sale process . . .

From the day before Driver first called for a sale of First United until January 31, 2020, First United’s common stock generated a TSR of 45.26%[3], or almost four times better than the TSR for the SNL U.S. Bank $1B-$5B Index of 11.36%.

 . . . in the meantime, Ms. Burkey has done just fine

Since becoming a director, Ms. Burkey has received over $400,000 in aggregate compensation.[4]

Ms. Burkey and the Board have not provided details as to how bonus compensation is calculated, and it does not appear to align management’s interests with shareholders’ interests

As Chairman of the Board’s Compensation Committee, Ms. Burkey plays a key role in setting First United’s compensation policies.  In 2018, just 1.27% of First United’s CEO and Chairman’s compensation was variable and no explanation was given as to how bonus compensation was calculated.[5]  In addition, 100% of the compensation paid to Carissa Rodeheaver, First United’s CEO and Chairman, and other named executive officers, was in cash, which seems to be First United’s longstanding practice.  There appear to be no requirements that officers or directors maintain minimum levels of stock ownership.

It doesn’t look like Ms. Burkey thinks that Carissa Rodeheaver is doing a good job

The Compensation Committee that Ms. Burkey chairs “is responsible for...annually reviewing and approving all compensation decisions relating to the executive officers...”  While Ms. Rodeheaver received a $5,000 bonus in 2018 (again, with no explanation of how that amount was determined), no bonus was paid to Ms. Rodeheaver in 2017 (or, for that matter, any other year since she assumed the role of CEO).

Absent any explanation to the contrary, it seems reasonable to assume that, in the years that she received no bonus, Ms. Rodeheaver’s performance failed to exceed (or potentially even meet) expectations.  Obviously, if this assumption is wrong, we would welcome an explanation of both what quantitative factors are used by the Compensation Committee in assessing Ms. Rodeheaver’s performance and a discussion of her performance relative to those factors.

* * *

If you have any questions for Ms. Burkey or views on her performance as a director, please share them with the Board by calling or mailing Tonya Sturm, Corporate Secretary and Chief Financial Officer.  First United has represented to shareholders in its proxy statement that Ms. Strum “will deliver all shareholder communications directly to [the Board] for consideration.”

DRIVER HAS NOMINATED THREE HIGHLY-QUALIFIED, INDEPENDENT NOMINEES FOR ELECTION TO THE BOARD AT FIRST UNITED’S 2020 ANNUAL MEETING

Due to First United’s refusal to heed shareholders’ calls for a sale process, we were left with no choice but to nominate three highly-qualified, independent director candidates, Michael J. Driscoll, Ed.D, Ethan C. Elzen and Lisa Narrell-Mead, for election to the Board at the upcoming annual meeting.

Driver is committed to transparency and effective information sharing. We invite all shareholders to visit www.RenovateMyBank.com to learn more about our case for change and sign up for e-mail updates.

Sincerely,
/s/ J. Abbott R. Cooper
J. Abbott R. Cooper
Managing Member
Driver Management Company LLC

About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 365,212 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 360,637 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, Dr. Driscoll directly beneficially owns 3,500 shares of Common Stock. As of the date hereof, Ms. Narrell-Mead directly beneficially owns 650 shares of Common Stock. As of the date hereof, Mr. Elzen directly beneficially owns 425 shares of Common Stock.

[1] March 25, 2019, the date before Driver first filed exempt solicitation materials.

[2] Market and other data per S&P Global Market Intelligence unless otherwise noted.

[3] Market and other data per S&P Global Market Intelligence unless otherwise noted.

[4] Stock awards valued based on grant date fair value of fully vested shares of common stock.

[5] All compensation data is per https://www.sec.gov/Archives/edgar/data/763907/000114420419015122/tv516747_def14a.htm

Item 2: Also on February 5, 2020, Driver posted the following materials to renovatemybank.com:

RENOVATE MY BANK

OUR NOMINEES NEWS & RESOURCES

NEWS & RESOURCES

Important Materials

What's Wrong With This Picture? Part 2: Investor Outreach or Executive Boondoggle? JANUARY 15, 2020

Letter to Board, Shareholder List Request JANUARY 9, 2020

Letter to Lead Director, First United JANUARY 9, 2020

What's Wrong With This Picture? Part 1: Where Are the Analyses? JANUARY 6, 2020

Press Release: Driver Management Sends Letter to the Independent Directors of First United Corporation DECEMBER 16, 2019 | *BUSINESS WIRE*

Recent News Coverage

13D Filings: Activist Holdings – First United JANUARY 17, 2020 | *BARRON'S*

First United shareholder launches proxy fight NOVEMBER 22, 2019 | *BALTIMORE BUSINESS JOURNAL*

First United faces possible board of directors upset NOVEMBER 22, 2019 | *THE DOMINION POST*

Activist investor Driver Management questions First United on Q3 earnings OCTOBER 23, 2019 | *S&P GLOBAL MARKET INTELLIGENCE*

Driver Management Pushes Small-Bank M&A OCTOBER 11, 2019 | *INSTITUTIONAL INVESTOR*

First United's engagement with Driver is tepid, activist says OCTOBER 4, 2019 | *ACTIVISTMONITOR*

First United in Maryland faces more pressure to sell OCTOBER 1, 2019 | *AMERICAN BANKER*

Firm urges First United board to explore sale SEPTEMBER 29, 2019 | *THE DOMINION POST*

First United, Sunrun and Other 13D Filings SEPTEMBER 13, 2019 | *BARRON'S*

Activist investor raises stake in First United Bank and Trust as push for sale continues SEPTEMBER 12, 2019 | *BALTIMORE BUSINESS JOURNAL*

Activist investor presses First United in Maryland to sell SEPTEMBER 6, 2019 | *AMERICAN BANKER*

Activist investor Driver Management presses anew for First United Bank to sell itself SEPTEMBER 4, 2019 | *REUTERS*

Renovate My Bank

PRIVACY POLICY | TERMS OF USE

© 2019 All Rights Reserved

Item 3: Also on February 5, 2020, Driver published the following message on Twitter: